CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Institutional Trust – Western Asset Institutional U.S. Treasury Reserves (the "Registrant"), each certify to the best of their knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended February 29, 2020 (the

"Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of

1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Institutional Trust -	Legg Mason Partners Institutional Trust –
Western Asset Institutional U.S. Treasury Reserves	Western Asset Institutional U.S. Treasury Reserves
/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: April 22, 2020	Date: April 22, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.